UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
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☐	Soliciting Material Pursuant to §240.14a-12
S1 Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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705 Westech Drive
Norcross, Georgia 30092
(404) 923-3500

SPECIAL MEETING OF STOCKHOLDERS

September 9, 2011

Dear Stockholders,

Notice is hereby given that the Special Meeting of Stockholders (the “Special Meeting”) of S1 Corporation (the “Corporation”), which was originally scheduled for 9:00 a.m., local time, on September 22, 2011, has been rescheduled for 9:00 a.m., local time, on October 13, 2011. The Special Meeting, as rescheduled, will be held at the Marriott Hotel located at 475 Technology Parkway, Norcross, GA 30092. The rescheduled Special Meeting date is now closer to the date of Fundtech Ltd.’s special general meeting of shareholders, which has been set for October 24, 2011.

The close of business on August 18, 2011 will remain as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any and all postponements or adjournments thereof. In addition, no change has been made to the proposals to come before the Special Meeting, which were presented in the Proxy Statement that the Corporation filed with the Securities and Exchange Commission on August 19, 2011 and mailed to you on or about August 22, 2011. Valid proxies that have already been submitted will continue to be valid for purposes of the rescheduled Special Meeting on October 13, 2011 and at any and all postponements or adjournments thereof.

Sincerely,

John W. Spiegel
Chairman of the Board of Directors